UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2021

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39662	46-2431115
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Arsenal Yards Blvd, Suite 210

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 758-8672

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

SQZ Biotechnologies Company (the “Company”) is providing the following information about its preliminary cash and cash equivalents as of December 31, 2020.

The Company estimates that it had cash and cash equivalents of $170.4 million as of December 31, 2020, which excludes cash of $2.3 million as of that date that is restricted as to use.

The Company’s actual consolidated financial results as of December 31, 2020 are not yet available. The Company’s financial closing procedures for the year ended December 31, 2020 are not yet complete and, as a result, its final results upon completion of those procedures may differ materially from its preliminary estimates. The preliminary consolidated financial data presented above as of December 31, 2020 is not a comprehensive statement of the Company’s financial position or operating results; reflects the Company’s preliminary estimates based on information available as of February 9, 2021; and is subject to change, and those changes may be material.

This preliminary consolidated financial data has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or applied agreed-upon procedures with respect to this preliminary consolidated financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date: February 9, 2021	By:	/s/ Armon Sharei
Armon Sharei, Ph.D.
President and Chief Executive Officer